Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Omnibus Incentive Plan of Brixmor Property Group Inc. of our report dated August 23, 2013 included in the Registration Statement on Form S-11 (No. 333-190002), as amended, and related Prospectus dated October 17, 2013 of Brixmor Property Group Inc. for the registration of its common stock filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 29, 2013